Exhibit 5.1

GRAY, PLANT, MOOTY,

MOOTY & BENNETT, P.A.

80 South Eighth Street

500 IDS Center

Minneapolis, MN 55402

November 15, 2017

Golden Entertainment, Inc.

6595 S. Jones Blvd

Las Vegas, NV 89118

Gentlemen:

We have acted as counsel to Golden Entertainment, Inc., a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3, dated the date hereof (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time by the selling shareholder identified in the Registration Statement of up to 4,046,494 shares of common stock, par value $0.01 per share of the Company (“Selling Shareholder Shares”) and the issuance and/or sale from time to time of an aggregate offering of up to $150,000,000 of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Shares or Debt Securities (the “Warrants”), and (v) units comprised of any combination of the foregoing (the “Units”, together with the Common Stock, the Preferred Shares, the Debt Securities and the Warrants, plus any additional Common Stock, Preferred Shares, Debt Securities, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation, as amended, of the Company; (ii) the bylaws of the Company; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company. We have also examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to all questions of fact material to these opinions that

November 15, 2017

have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Selling Shareholder Shares and Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Selling Shareholder Shares and Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) all Selling Shareholder Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Selling Shareholder Shares and Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and (vii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Selling Shareholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.	When an issuance of the Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, such Common Stock will be validly issued, fully paid and nonassessable.

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3.	When a series of Preferred Shares has been duly established in accordance with the terms of the Company’s Articles of Incorporation, as amended, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, such Preferred Shares will be validly issued, fully paid and nonassessable.

4.	When the issuance of Warrants has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant agreement or Warrant agreements relating to such Warrants (the “Warrant Agreements”), and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreements and in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	When the issuance of Units (and the securities to be included in the Units) has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit agreement or Unit agreements relating to such Units (the “Unit Agreements”), and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Unit Agreements and in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is

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contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) provisions purporting to make a guarantor primarily liable rather than as a surety, (n) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (o) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (p) the severability, if invalid, of provisions to the foregoing effect.

The opinions expressed in this letter are limited to the laws of the State of Minnesota, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus therein under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gray, Plant, Mooty, Mooty & Bennett, P.A.

GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.